EXHIBIT 23.1

Deloitte & Touche LLP
700 Bridgewater Place
333 Bridge Street, N.W.
Grand Rapids, Michigan 49504-5359

Tel: (616) 336 7900
Fax: (616) 336 7950

www.us.deloitte.com

Deloitte
& Touche

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Spartan Stores, Inc. on Form S-8 of our report dated May 2, 2001, appearing in the Annual Report on Form 10-K of Spartan Stores, Inc. for the year ended March 31, 2001 which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
July 24, 2001